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                                                                 EXHIBIT (a)(22)

                     AMENDMENT NO. 16 TO TRUST INSTRUMENT OF
                                ING FUNDS TRUST

                           ESTABLISHMENT OF NEW SERIES

                             EFFECTIVE: JULY 29, 2005

        THIS AMENDMENT NO. 16 TO THE TRUST INSTRUMENT OF ING FUNDS TRUST, a Delaware business trust (the "Trust"), dated July 30, 1998, as amended (the "Trust Instrument"), reflects a resolution adopted by the Board of Trustees on May 12, 2005, with respect to ING Institutional Prime Money Market Fund, a new series of the Trust, acting pursuant to Article II, Sections 2.1 and 2.6 and
Article XI, Section 11.8 of the Trust Instrument of the Trust. The resolution serves to establish and designate a new series of the Trust.
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                                 ING FUNDS TRUST

                             SECRETARY'S CERTIFICATE

        I, Huey P. Falgout, Jr., Secretary of ING Funds Trust (the "Trust"), do

hereby certify that the following is a true copy of a resolution duly adopted by the Board of Trustees of the Trust at a meeting held on May 12, 2005 with regard to the establishment of ING Institutional Prime Money Market Fund of the Trust:

                RESOLVED, that pursuant to Article II, Section 2.6 and Article XI, Section 11.8 of the Trust Instrument, dated July 30, 1998, as amended of ING Funds Trust ("IFT"), the establishment of an additional series designated as ING Institutional Prime Money Market Fund be, and it hereby is, approved and the officers of IFT be, and each hereby is, authorized, with the assistance of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver an Amendment to the Trust to establish the series, to be effective on a date deemed appropriate by the officers of IFT.

                                    /s/ Huey P. Falgout, Jr.
                                    -------------------------------
                                    Huey P. Falgout, Jr.
                                    Secretary

Dated: June 17, 2005